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                                                                    EXHIBIT 4.13



                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 18, 1998 (this"Agreement"), is entered into by and among THE MEN'S WEARHOUSE, INC., a Texas corporation (the "Company"), and MARPRO HOLDINGS, INC., MGB LIMITED PARTNERSHIP, CAPITAL D'AMERIQUE CDPQ INC., CERBERUS INTERNATIONAL, LTD., ULTRA CERBERUS FUND, LTD., STYX INTERNATIONAL LTD, THE LONG HORIZONS OVERSEAS FUND LTD., THE LONG HORIZONS FUND, L.P. AND STYX PARTNERS, L.P. (collectively, the "Shareholders" and each a "Shareholder").

                                    RECITALS

         WHEREAS, the Company, Golden Moores Company, a Nova Scotia unlimited liability company, Moores Retail Group Inc. ("MG") and the Shareholders have entered into a Combination Agreement, dated November 18, 1998 (the "Combination Agreement"), providing that, among other things, each issued and outstanding Common Share, Class B Share, Class C Share and Class D Share of MG (a "MG Share") and each option to purchase MG Shares shall be exchanged for issued and outstanding Exchangeable Shares of MG (the "Exchangeable Shares") which shall have the rights, privileges, restrictions and conditions described in the Exchangeable Share Provisions (as defined in the Share Restructuring Plan); and

         WHEREAS, this Agreement is being entered into simultaneously with the execution of the Combination Agreement;

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         a. "Closing Date" shall mean the Effective Date of the Share Restructuring Plan as defined in the Combination Agreement.

         b. "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         c. "Common Stock" means the Common Stock, par value $.01 per share, of the Company, and any other securities of the Company or any successor which may be issuable upon conversion of the Exchangeable Shares pursuant to the Share Restructuring Plan and Exchangeable Share Provisions.

         d. "Effective Time" shall mean the date on which the Commission declares the Registration Statement effective or on which the Registration Statement otherwise becomes effective.


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         e. "Effectiveness Period" shall have the meaning assigned thereto in
Section 2 of this Agreement.

         f. "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

         g. "Exchangeable Shares" shall have the meaning assigned to such term in the Recitals to this Agreement.

         h. The term "holder" shall mean any person that is the record owner of Registrable Securities or any person that has a beneficial interest in an Exchangeable Share convertible into Registrable Securities or any person who shall, on the Closing Date, have a beneficial interest in an Exchangeable Share convertible into Registrable Securities.

         i. The term "managing underwriter or underwriters" shall mean the person or persons selected pursuant to Section 7(a) of this Agreement to manage an underwritten offering of Registrable Securities.

         j. The term "person" shall include an individual, body corporate, partnership, company, limited liability company, limited liability partnership, unincorporated syndicate or organization, trust, trustee, executor, administrator or other legal representative.

         k. "Prospectus" shall mean the prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

         l. "Registrable Securities" shall mean all or any portion of the Common Stock issuable upon exchange of the Exchangeable Shares; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

         m. "Registration Expenses" shall have the meaning assigned thereto in
Section 4 of this Agreement.

         n. "Registration Statement" shall mean a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and



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supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         o. "Restricted Security" shall mean any security or share of Common Stock issuable upon conversion or exchange thereof unless or until (i) it has been effectively registered under the Securities Act and sold in a manner contemplated by the Registration Statement or (ii) it has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto).

         p. "Rules and Regulations" shall mean the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

         q. "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor thereto, as the same shall be amended from time to time.

         r. "Share Restructuring Plan" shall have the meaning assigned to such term in Section 1.1 of the Combination Agreement.

         s. The term "underwriter" shall hereinafter mean any underwriter of an underwritten offering of Registrable Securities.

2. REGISTRATION UNDER THE SECURITIES ACT.

         a. The Company shall, at its expense, subject to Sections 5.3(k) and 5.3(v) of the Combination Agreement, within 15 business days of the date upon which the Company receives the Revised MG Disclosure Letter (as defined in the Combination Agreement), file with the Commission a Registration Statement with respect to the Registrable Securities and thereafter shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission under the Securities Act prior to the Closing Date.

         b. Subject to Section 2(c) hereof, the Company shall use its reasonable best efforts, and will file such supplements or amendments to the Registration Statement as may be necessary or appropriate, to keep the Registration Statement continuously effective under the Securities Act and usable by holders for resales of Registrable Securities for so long as any of the Exchangeable Shares remain outstanding and not owned by the Company or any affiliate of the Company or, such shorter period that will terminate when, in the written opinion of Fulbright & Jaworski L.L.P. or other independent counsel to the Company addressed to and delivered to the holders of Registrable Securities, all outstanding Registrable Securities may be sold without registration pursuant to Rules 144 and 145 under the Securities Act without regard to the volume limitations contained in Rules 144 and 145 (the "Effectiveness Period").



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         c. i. If the Company determines in its good faith judgment that the filing of any supplement or amendment to the Registration Statement to keep such Registration Statement continuously effective under the Securities Act during the Effectiveness Period and usable by holders for resales of Registrable Securities, would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would materially adversely affect the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company to the holders of the Registrable Securities, the obligation of the Company to supplement or amend the Registration Statement (including any action contemplated by Section 3 hereof) will be suspended until the Company notifies the holders in writing that the reasons for suspension of such obligations on the part of the Company as set forth in this Section 2(c)(i) no longer exist; provided, however, that no such suspension shall be called by the Company during the 30 days following the publication of the consolidated results of operations of TMW, the TMW Subsidiaries, MG and the MG Subsidiaries as provided in Section 8.3(c) of the Combination Agreement nor shall any suspension last more than 45 consecutive days. If the Company calls a suspension, the Company shall not call another suspension for at least 45 days after the date on which the Company notifies the holders in writing as provided in the previous sentence that the reasons for the prior suspension no longer exist.

                  ii. If the Company initiates and is in good faith pursuing an underwritten primary offering of equity securities (as defined in Rule 405 under the Securities Act) (which primary offering may also include secondary sales of securities of the Company) on a registration statement (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan), upon written notice thereof by the Company to the holders the obligation of the Company to supplement or amend the Registration Statement shall be suspended during the period commencing on the effective date of the registration statement relating to such underwritten primary offering and ending 90 days thereafter; provided, however, that the Company agrees that it shall not cause any such registration statement to become effective prior to or during the 30 days following the publication of the consolidated results of operations of the Company, the TMW Subsidiaries (as defined in the Combination Agreement), MG and the MG Subsidiaries (as defined in the Combination Agreement) as provided in Section 8.3(c) of the Combination Agreement.

         d. Notwithstanding the provisions of Section 2(c) hereof, the aggregate number of days (whether or not consecutive) during which the Company may delay the filing of any such supplement or amendment shall in no event exceed 90 days during any period of 12 consecutive months.

3. REGISTRATION PROCEDURES.

         a. In connection with the Company's obligations with respect to the Registration Statement, the Company shall use its reasonable best efforts to effect or cause the Registration



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Statement to permit the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof described in the Registration Statement; provided, however, that such method or methods of distribution may take the form of an underwritten offering of the Registrable Securities only as provided in Section 7 hereof. In connection therewith, the Company shall, as promptly as practicable:

                  i. before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference in the Registration Statement, provide to the holders of the Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, of Registrable Securities being sold in an underwritten offering copies of all such documents proposed to be filed, together with copies of documents previously filed with the Commission and proposed to be incorporated by reference in the Registration Statement, which Registration Statement or Prospectus or any supplement or amendment thereto (but not any document incorporated by reference therein) will be subject to the review of such holders and managing underwriter or underwriters, and the Company will not file the Registration Statement or any amendment thereto or any Prospectus or any supplement thereto (including documents filed with the Commission under the Exchange Act after the initial filing of the Registration Statement and incorporated by reference in the Registration Statement) to which any of the Shareholders or, if none of the Shareholders is a selling holder, the holders of at least 20% of the Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters, if any, shall reasonably object; provided, however, that the Company may assume, for the purposes of this subparagraph (i), that objections to the inclusion of information specifically requested to be included in the Registration Statement or other documents by the staff of the Commission, or in the opinion of counsel to the Company required to be in the Registration Statement or other documents, or specifically required by the Securities Act or the Rules and Regulations, shall not be deemed to be reasonable;

                  ii. for a reasonable period prior to the filing of the Registration Statement and throughout the period specified in Section 2(b) hereof, make available for inspection (solely for the purpose of verifying the accuracy of information contained in the Registration Statement) by a representative or representatives of the Shareholders or, if none of the Shareholders is then a holder, the holders of not less than 20% of the Registrable Securities, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any of the Shareholders or such selling holders or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and agents, including independent public accounts and counsel, to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order;



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                  iii. subject to the provisions of Section 2(c) above, prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the Rules and Regulations or the instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep the Registration Statement effective for the period specified in Section 2(b) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the period specified in Section 2(b) in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  iv. notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly, and confirm such advice in writing,

                           (1) when the Registration Statement, any
                  pre-effective amendment thereto, the Prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                           (2) of any comments by the Commission or the "Blue
                  Sky" or securities commissioners or regulator of any State with respect to the Registration Statement, the Prospectus or any prospectus supplement or any request by the Commission or any securities commissioner or regulator for amendments or supplements to the Registration Statement, the Prospectus or any prospectus supplement or for additional information,

                           (3) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose,

                           (4) if at any time the representations and warranties
                  of the Company contemplated by subparagraph (xiv) below or
                  Section 5 hereof cease to be true and correct,

                           (5) of the receipt by the Company of any notification
                  with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                           (6) of the existence of any fact or the happening of
                  any event during the period (other than any suspension period referred to in Section 2(c) hereof) during which the Registration Statement is required hereunder to be effective as a result of



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                  which the Registration Statement, any amendment or
                  post-effective amendment thereto, the Prospectus, any prospectus supplement, or any document incorporated therein by reference contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  v. use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                  vi. if requested by any managing underwriter or underwriters or any holder of Registrable Securities being sold pursuant to an underwritten offering, as soon as practicable incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as is required by the applicable Rules and Regulations and as the managing underwriter or underwriters or such holder specifies should be included therein relating to the terms of the sale of the Registrable Securities, including, without limitation, information with respect to the principal amount or number of shares of Registrable Securities being sold by such holder to any underwriter or underwriters, the name and description of such holder or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering (including whether such underwriting commitment is on a firm commitment or best efforts basis) of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  vii. furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, an executed copy of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and such number of copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) as such persons may reasonably request in order to facilitate the offering and disposition of the Registrable Securities;

                  viii. deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto, and such other documents, as such persons may reasonably request in order to facilitate the offering and disposition of the Registrable Securities and to permit any of such persons to satisfy the prospectus delivery requirements of the Securities Act; the Company hereby consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and by each underwriter thereof, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment



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         or supplement thereto; and as promptly as practicable after the filing with the Commission of any document which is incorporated by reference in the Prospectus (including each preliminary prospectus and any amendment or supplement thereto) deliver a copy of such document to each holder of Registrable Securities covered by the Registration Statement who requests such documents in writing from the Company;

                  ix. prior to any public offering of Registrable Securities, use reasonable efforts to (1) register or qualify the Registrable Securities covered by the Registration Statement for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as any selling holder or underwriter reasonably shall request, (2) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary (but not to exceed the Effectiveness Period required by Section 2(b)) to enable any such holder or underwriter to complete its distribution of Registrable Securities pursuant to the Registration Statement and (3) take any and all other actions as may be reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(a)(ix) or consent to general service of process in any such jurisdiction;

                  x. cooperate with the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and which, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders; and enable such Registrable Securities to be in such denominations and registered in such names as the selling holder or the managing underwriter or underwriters, if any, may request at least two business days prior to any delivery of Registrable Securities;

                  xi. use reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities (federal, state and local) as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                  xii. if any fact or event contemplated by subparagraph (iv)(6) above shall exist or occur, prepare as promptly as practicable a post-effective amendment or supplement to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that the Prospectus, as thereafter delivered to the Shareholders of the Registrable Securities, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;



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                  xiii. use its reasonable best efforts to cause the shares of
         Common Stock constituting Registrable Securities covered by the Registration Statement to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if the Common Stock is not then quoted on NASDAQ, to be listed on such securities exchanges as the Common Stock of the Company is then listed, upon effectiveness of the Registration Statement;

                  xiv. enter into such customary agreements (including a customary underwriting agreement with the underwriter or underwriters, if any, which shall include only such "lock-up arrangements", if any, as shall be agreeable to the Company and the underwriter or underwriters) and take all such other actions reasonably necessary in connection therewith in order to expedite or facilitate the disposition of any Registrable Securities and, in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering:

                           (1) make such representations and warranties to the
                  holders of such Registrable Securities and the underwriter or underwriters, if any, in form, substance and scope as are customarily made in connection with primary underwritten offerings of equity or convertible debt securities;

                           (2) cause to be delivered to the sellers of
                  Registrable Securities and the underwriter or underwriters, if any, opinions of counsel to the Company, dated the effective date of the Registration Statement and, in the case of an underwritten offering, the date of delivery of any Registrable Securities sold pursuant thereto (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters, if any, and the appointed representative of or counsel to the holders of at least 50% of the Registrable Securities being registered (or, in the case of an underwritten offering, sold)), addressed to each selling holder and each underwriter, if any, covering the matters customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities;

                           (3) cause to be delivered on the effective date of
                  the Registration Statement, the date of the Prospectus and the effective date of the most recent post-effective amendment to the Registration Statement, and at the time of the signing of the underwriting or purchase agreement and at the time of delivery of any Registrable Securities sold pursuant thereto, letters from the Company's independent public accountants addressed to each selling holder and each underwriter stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants



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                  delivered in connection with primary underwritten public
                  offerings of convertible securities;

                           (4) if an underwriting agreement is entered into,
                  cause the same to set forth in full the indemnification provisions and procedures of Section 6 hereof (or such other provisions and procedures satisfactory to the managing underwriter or underwriters and the Company) with respect to all parties to be indemnified pursuant to said Section;

                           (5) deliver such documents and certificates as may be
                  reasonably requested by any holder of Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence the accuracy of the representations contemplated by clause (1) above and compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in connection with such offering;

                  xv. otherwise use its reasonable best efforts to comply with all applicable Rules and Regulations, and make generally available to its security holders earnings statements satisfying the provisions of
         Section 11(a) of the Securities Act no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year)
         (A) commencing at the end of any fiscal quarter in which the Registrable Securities are sold in an underwritten offering, or, if not sold in such an offering, (B) commencing with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

                  xvi. notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Agreement pursuant to Section 9(h) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be; and

                  xvii. in the event that any broker-dealer registered under the Exchange Act shall be an "Affiliate" (as defined in Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) of the Company or has a "Conflict of Interest" (as defined in such Schedule) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of such Schedule) of any Registrable Securities, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Schedule, including, without limitation, by (1) engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (2) indemnifying such qualified independent underwriter to the extent of the indemnification of



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         underwriters provided in Section 6 hereof, and (3) providing such information within the possession of the Company to such broker-dealer as may be reasonably required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

         b. The Company may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder, the Registrable Securities held by such holder, and the distribution of such Registrable Securities as the Company may from time to time request in writing, but only to the extent that such information shall be required by law or by the Commission in connection with any registration. Each such holder agrees, by the acquisition of Registrable Securities, to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such holder or such holder's intended method of distribution of such Registrable Securities or omits to state any material fact regarding such holder or such holder's intended method of distribution of such Registrable Securities necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

         c. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(iv)(6) hereof or of the commencement of any suspension period referred to in Section 2(c) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(xii) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

4. REGISTRATION EXPENSES. The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(a)(ix) hereof and determines their eligibility for investment under the laws of such jurisdiction as the managing underwriter or underwriters, if any, or the holders of such Registrable Securities may designate, including reasonable fees and disbursements, if any, of counsel for the selling holders or underwriters in connection with such registrations or qualifications and determinations, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities for delivery and the expenses of reproducing any underwriting agreement(s), agreement(s) among underwriters and "Blue Sky" memoranda, any selling agreements and all other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of, (d) fees and expenses of any Transfer Agent and Registrar with respect to the Registrable Securities and any escrow agent or custodian, (e) internal expenses of the Company (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (g) fees, disbursements and expenses of one counsel for the holders of Registrable Securities retained in connection with such registration, as selected by the holders of at least 50% of the outstanding Registrable Securities being registered, (h) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration, (i) disbursements of any managing underwriter or underwriters in connection with the offering and sale of Registrable Securities under the Registration Statement (excluding commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) and (j) all fees and expenses incurred in connection with the qualification of the Registrable Securities for trading on NASDAQ, or the listing of such shares on any other securities exchange, pursuant to Section 3(a)(xiii) (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above, and all fees, disbursements and expenses of any "qualified independent underwriters" engaged pursuant to Section 3(a)(xvii).

5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Shareholders and each of the holders from time to time of Registrable Securities that:

         a. Each Registration Statement and each Prospectus contained therein or furnished pursuant to Sections 3(a)(vii) and 3(a)(viii) hereof and any further amendments or supplements to any such Registration Statement or Prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(a)(iv)(6) hereof until
(ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(a)(xii) hereof, the Registration Statement, and the Prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(a)(vii) or 3(a)(viii) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an underwriter in connection with an offering or a holder of Registrable Securities expressly for use therein.

         b. Any documents incorporated by reference in any Prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         c. The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary thereof is a party or by which the Company or any subsidiary thereof is bound or to which any of the property or assets of the Company or any subsidiary thereof is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended and restated, or the Bylaws, as amended, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary thereof or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Registrable Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or "Blue Sky" laws or foreign laws in connection with the offering and distribution of the Registrable Securities.

         d. This Agreement has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the other parties hereto, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

6. INDEMNIFICATION.

         a. Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, and in consideration of the agreements of the Shareholders contained herein and in the Combination Agreement, and as an inducement to the Shareholders to enter into such Agreements, the Company shall, and it hereby agrees to, indemnify and hold harmless each of the holders of Registrable Securities to be included in such registration, each underwriter, selling agent or placement agent with respect to the Registrable Securities and each of their respective officers, directors, employees and agents and each person who controls such holder or underwriter, selling agent or placement agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall, and it hereby agrees to, reimburse such Indemnified Person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration furnished to the Company by or on behalf of such Indemnified Person expressly for use therein.

         b. Indemnification by the Holders and any Agents and Underwriters. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Agreement and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from the holder of such Registrable Securities and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any Prospectus contained therein or furnished by the Company to any such holder or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished in writing to the Company by or on behalf of such holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

         c. Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof but only to the extent that the indemnifying party is actually prejudiced in connection with the defense of such action. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless, in such indemnified party's reasonable judgment based upon written advice of counsel, a copy of which shall be provided to the indemnifying party, a conflict of interest between such indemnified party and the indemnifying party shall exist or arise in respect of the claim after the assumption thereof which conflict renders the indemnifying party unable to defend the interests of the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

         d. Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' and any underwriters' obligations in this
Section 6(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

         e. Notwithstanding any other provision of this Section 6, in no event will any (i) holder be required to undertake liability to any person under this
Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to such registration and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed to the public pursuant to any such underwriting agreement.

         f. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person.

7. UNDERWRITTEN OFFERINGS.

         a. Right to Effect Underwritten Offering. The holders of Registrable Securities covered by the Registration Statement may sell such Registrable Securities in an underwritten offering, provided that the holders of at least 20% of the Registrable Securities initially outstanding elect to participate in such an offering and except that any such underwritten offering shall be suspended during the periods specified in Section 2(c) hereof.

         b. Selection of Underwriters. If any of the Registrable Securities covered by the Registration Statement are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the holders of at least 50% of the outstanding

Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.

         c. Participation by Holders. Each holder of Registrable Securities hereby agrees with the Company and each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. RULE 144. The Company covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act) and the Rules and Regulations, and shall take such further action as shall be necessary to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

9. MISCELLANEOUS.

         a. No Inconsistent Agreements. The Company will not on or after the date of this Agreement grant registration rights with respect to Registrable Securities or any other securities, or enter into any agreement with respect to its securities, which prevents the exercise of or otherwise conflicts with the provisions hereof.

         b. Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

         c. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be given in the manner provided for in the Indenture.

         d. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof.

         e. Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Combination Agreement and the transfer and registration of Registrable Securities by such holder.

         f. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         g. Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         h. Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least 75% of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

         i. Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available upon reasonable prior written notice for inspection and copying on any business day by any holder of Registrable Securities at the offices of the Company at the address set forth in the Combination Agreement.

         j. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         k. Termination. This Agreement shall terminate automatically and be of no further force or effect when all Registrable Securities are no longer Restricted Securities.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.



                                  THE MEN'S WEARHOUSE, INC.


                                  By    /s/ DAVID H. EDWAB
                                     -------------------------------------------
                                  Name:    David H. Edwab
                                  Title:   President


                                  THE SHAREHOLDERS

                                  MARPRO HOLDINGS, INC.


                                  By    /s/ MARTIN PROSSERMAN
                                     -------------------------------------------
                                  Name:    Martin Prosserman
                                  Title:   President


                                  MGB LIMITED PARTNERSHIP


                                  By   /s/ MICHEL ZELNIK
                                     -------------------------------------------
                                  Name:    Michel Zelnik
                                  Title:   President


                                  CAPITAL D'AMERIQUE CDPQ INC.


                                  By    /s/ LUC HOULE
                                     -------------------------------------------
                                  Name:    Luc Houle
                                  Title:   Vice-President

                                  By   /s/ NORMAND PROVOST
                                     -------------------------------------------
                                  Name:    Normand Provost
                                  Title:   President

                                  CERBERUS INTERNATIONAL, LTD.

                                  By: Partridge Hill Overseas Management Ltd.
                                  (Investment Manager)


                                  By   /s/ KEVIN GENDA
                                     -------------------------------------------
                                  Name:    Kevin Genda
                                  Title:   Attorney-in-Fact


                                  ULTRA CERBERUS FUND, LTD.

                                  By: Partridge Hill Overseas Management Ltd.
                                  (Investment Manager)


                                  By   /s/ KEVIN GENDA
                                     -------------------------------------------
                                  Name:    Kevin Genda
                                  Title:   Attorney-in-Fact


                                  STYX INTERNATIONAL LTD.

                                  By: Partridge Hill Overseas Management Ltd.
                                  (Investment Manager)


                                  By   /s/ KEVIN GENDA
                                     -------------------------------------------
                                  Name:    Kevin Genda
                                  Title:   Attorney-in-Fact


                                  THE LONG HORIZONS OVERSEAS FUND LTD.

                                  By: Old Stand Management L.L.C.
                                  (Investment Manager)


                                  By   /s/ KEVIN GENDA
                                     -------------------------------------------
                                  Name:    Kevin Genda
                                  Title:   Attorney-in-Fact

                                  THE LONG HORIZONS FUND, L.P.

                                  By: Old Stand Associates L.L.C.


                                  By   /s/ KEVIN GENDA
                                     -------------------------------------------
                                  Name:    Kevin Genda
                                  Title:   Attorney-in-Fact


                                  STYX PARTNERS, L.P.

                                  By: Styx Associates, L.L.C.


                                  By   /s/ KEVIN GENDA
                                     -------------------------------------------
                                  Name:    Kevin Genda
                                  Title:   Attorney-in-Fact